FOR IMMEDIATE RELEASE

AMERICAN TECHNOLOGY ON TRACK TO SURPASS

FISCAL 2006 REVENUES

Company Expects to Report Over $2 Million in Revenues for Fiscal Q3,

Announces New Controller/CAO

SAN DIEGO, CA, June 28, 2007 - American Technology Corporation (ATC) (NASDAQ: ATCO), a leading innovator of directed sound products and solutions, announced today that it is on track to surpass fiscal 2006 revenues and expects to report over $2 million in revenues for its fiscal third quarter and over $8 million in revenues for the nine months ending June 30, 2007. The Company also announced that it has hired Katherine H. McDermott as its new controller/chief accounting officer. Ms. McDermott replaces Karen Jordan who is resigning due to a family relocation.

Ms. McDermott is a financial executive with both Fortune 500 experience as well as supporting smaller, dynamic businesses through profitability improvement, public offerings, acquisitions, establishing international business operations and other strategic initiatives. She was the chief financial officer for National Pen from 2005 to 2006 and the vice president of finance for Lantronix, Inc. from 2000 to 2005. Ms. McDermott served in a variety of senior financial positions with Bausch & Lomb from 1988 to 1999 and began her career holding a series of increasingly responsible financial positions with a component division of General Motors from 1982 to 1988. Ms. McDermott holds a bachelor's degree in Business Administration from St. Bonaventure University and an MBA from the William E. Simon School of Business Administration at the University of Rochester.

"We are pleased to have Kathy join our management team," said Tom Brown, president and CEO of American Technology. "She brings a strong set of senior financial skills that will be critical in planning and managing our expected business and revenue growth."

ATC also announced today that it has restructured its agreement with In-Store Broadcast Network (IBN). Under the terms of the restructured agreement, for a period of two years, IBN has agreed to install HSS® directed audio products exclusively in all future store build outs and renovations, subject to customer acceptance of their network design. IBN has also agreed to certain order quantities for current and new retail chain installations. The new agreement is also expected to aid IBN's efforts to secure additional funding.

"We look forward to continuing our support of IBN under this restructured agreement," remarked Brown. "Our HSS product line is the perfect audio component for digital signage networks and is a key part of our business plan as the adoption of these networks gains acceptance."

Commenting on ATC's growing LRAD® business, Brown said, "With our LRAD 500® having been selected by the U.S. Navy and U.S. Army as their acoustic hailing and warning device for small vessels and vehicles and the first deliveries of our enhanced LRAD-R® to the oil and gas industry through L-3 Communications, our LRAD suite of products is becoming increasingly recognized as the standard of the acoustic hailing and warning industry that we helped create."

Brown concluded, "Our efforts to incorporate our directed sound products into the programs and systems of large national and international commercial and defense-related companies are beginning to yield results. We expect accelerating progress in this area resulting in new and follow-on product orders."

About American Technology Corporation

American Technology Corporation provides directed audio solutions that place clear, highly intelligible sound exactly where needed. ATC's HyperSonic® Sound, NeoPlanar® and Long Range Acoustic Device (LRAD®) product lines make up the core of an expanding portfolio of directed sound products and technologies. For more information about ATC and its directed sound solutions please visit the company's web site at www.atcsd.com.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the matters discussed are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act. You should not place undue reliance on these statements. We base these statements on particular assumptions that we have made in light of our industry experience, the stage of product and market development as well as our perception of historical trends, current market conditions, current economic data, expected future developments and other factors that we believe are appropriate under the circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those suggested in the forward-looking statements, including but not limited to, the performance of our management team, market acceptance of our directed sound technologies and products, entry of competitors, the possibility our intellectual property protections will not prevent others from marketing products similar to or competitive with our products, potential technical or manufacturing difficulties that could delay product deliveries or increase warranty costs, and other risks identified and discussed in our filings with the Securities and Exchange Commission. These forward-looking statements are based on information and management's expectations as of the date hereof. Future results may differ materially from our current expectations. For more information regarding other potential risks and uncertainties, see the "Risk Factors" section of the company's Form 10-K for the year ended September 30, 2006 and the company's Form 10-Q for the quarter ended March 31, 2007. American Technology Corporation disclaims any intent or obligation to update those forward-looking statements, except as otherwise specifically stated.

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FOR FURTHER INFORMATION CONTACT:

Investor Relations:

Robert Putnam

(858) 676-0519

robert@atcsd.com